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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Board of Directors and Stockholders
United Artists Theatre Company
 (formerly known as OSCAR I Corporation):


We consent to the use of our report, dated March 27, 1996, with respect to the consolidated statements of operations, stockholders' equity and cash flow of OSCAR I Corporation (now named United Artists Theatre Company) and subsidiaries for the year ended December 31, 1995, included herein and to the reference to our firm under the heading "Experts" in the registration statement.


                                                       KPMG Peat Marwick LLP

Denver, Colorado
June 16, 1998